Exhibit 99.1
Gossamer Bio Announces Third Quarter 2023 Financial Results and Provides Business Update
- Phase 3 PROSERA Site Activations Proceeding Ahead of Schedule; First Dosing Expected in 4Q23 -
- Additional Data from TORREY Open-Label Extension Expected in 4Q23 -
- $329 Million in Cash, Cash Equivalents & Marketable Securities, as of September 30, 2023 -

SAN DIEGO—(BUSINESS WIRE)— November 9, 2023 — Gossamer Bio, Inc. (Nasdaq: GOSS), a clinical-stage biopharmaceutical company focused on the development and commercialization of seralutinib for the treatment of pulmonary arterial hypertension (PAH), today announced its financial results for the third quarter ended September 30, 2023 and provided a business update.

“We are pleased with the progress our team has made with the launch of the seralutinib Phase 3 PROSERA Study. With sites opening up across the globe, we are hearing incredible enthusiasm and interest from investigators, patients and patient advocates, alike," said Faheem Hasnain, Chairman, Co-Founder and CEO of Gossamer Bio.

“Additionally, we were excited to have presented the results from the Phase 2 TORREY lung imaging sub-study presented at the European Respiratory Society International Congress 2023. These data provide encouraging clinical evidence of seralutinib's ability to improve the pulmonary arterial blood vessel volume distribution for patients treated with seralutinib, as compared to placebo, and are supportive of the growing body of preclinical evidence showing the effect of seralutinib on reverse remodeling.”
Seralutinib (GB002): Inhaled PDGFR, CSF1R and c-KIT Inhibitor for PAH
•Site and country activations in the global Phase 3 PROSERA Study in patients with Functional Class II and III PAH are proceeding ahead of schedule, with sites projected to be active in North America, Latin America, Europe and Asia Pacific by year end. Gossamer expects to dose its first Phase 3 PROSERA Study patient in the fourth quarter. The primary endpoint is change in six-minute walk distance (6MWD) from baseline at week 24.
•Gossamer expects to release further TORREY OLE data from the ongoing extension study in PAH patients in the fourth quarter of 2023.
•A functional respiratory imaging, or FRI, sub-study of the successful Phase 2 TORREY Study of seralutinib in patients with PAH was presented in September at the European Respiratory Society International Congress 2023, by Dr. Roham Zamanian, Professor of Pulmonary and Critical Care Medicine at Stanford University.
◦Presentation Link: https://www.gossamerbio.com/wp-content/uploads/ERS%202023%20FRI%20final.pdf

Financial Results for Quarter Ended September 30, 2023
•Cash, Cash Equivalents and Marketable Securities: Cash, cash equivalents and marketable securities as of September 30, 2023, were $328.9 million. The Company expects the combination of current cash, cash equivalents and marketable securities will be sufficient to fund its operating and capital expenditures into the first half of 2026.
•Research and Development (R&D) Expenses: For the quarter ended September 30, 2023, R&D expenses were $31.2 million, compared to $44.5 million for the same period in 2022, for a decrease of $13.3 million, which was primarily attributable to a decrease of $12.7 million of costs associated with preclinical studies and clinical trials for GB5121, a decrease of $5.5 million of costs associated with preclinical studies and clinical trials for other programs and a decrease of $4.3 million of costs associated with preclinical studies and clinical trials for other terminated programs, offset by an increase of $9.2 million of costs associated with preclinical studies and clinical trials for seralutinib.
•General and Administrative (G&A) Expenses: For the quarter ended September 30, 2023, G&A expenses were $9.3 million, compared to $11.5 million for the same period in 2022.
•Net Loss: Net loss for the quarter ended September 30, 2023, was $40.0 million, or $0.21 per share, compared to a net loss of $59.4 million, or $0.65 per share, for the same period in 2022.

About Gossamer Bio
Gossamer Bio is a clinical-stage biopharmaceutical company focused on the development and commercialization of seralutinib for the treatment of pulmonary arterial hypertension. Its goal is to be an industry leader in, and to enhance the lives of patients suffering from, pulmonary hypertension.
Forward-Looking Statements
Gossamer cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: the anticipated timing of initiation and enrollment of clinical trials for seralutinib, including the expected initiation of a Phase 3 clinical program for seralutinib and expected activation timeline for clinical sites; expectations on the timing of data readouts from our clinical studies, including our Phase 2 open-label extension trial of for seralutinib; and the expected timeframe for funding our operating plan with current cash, cash equivalents and marketable securities. The inclusion of forward-looking statements should not be regarded as a representation by Gossamer that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Gossamer’s business, including, without limitation: potential delays in the commencement, enrollment and completion of clinical trials; disruption to our operations from the COVID-19 pandemic, including clinical trial delays; the Company’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; the results of preclinical studies and early clinical trials are not necessarily predictive of future results; the success of Gossamer’s clinical trials and preclinical studies for seralutinib; regulatory developments in the United States and foreign countries;

unexpected adverse side effects or inadequate efficacy of seralutinib that may limit their development, regulatory approval and/or commercialization, or may result in clinical holds, recalls or product liability claims; Gossamer’s ability to obtain and maintain intellectual property protection for seralutinib; Gossamer’s ability to comply with its obligations in collaboration agreements with third parties or the agreements under which it licenses intellectual property rights from third parties; unstable market and economic conditions and adverse developments with respect to financial institutions and associated liquidity risk may adversely affect our business and financial condition and the broader economy and biotechnology industry; Gossamer may use its capital resources sooner than it expects; and other risks described in the Company’s prior press releases and the Company’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in the Company’s annual report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Gossamer undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Gossamer Bio Statement of Operations
Condensed Consolidated Statement of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Operating expenses:
Research and development	$31,200	$44,509	$105,334	$129,411
In process research and development	—	15	—	50
General and administrative	9,290	11,497	29,398	34,775
Total operating expenses	40,490	56,021	134,732	164,236
Loss from operations	(40,490)	(56,021)	(134,732)	(164,236)
Other income (expense)
Interest income	405	465	1,687	989
Interest expense	(3,343)	(3,475)	(10,272)	(10,423)
Other income (expense), net	3,420	(332)	11,648	56
Total other income (expense), net	482	(3,342)	3,063	(9,378)
Net loss	$(40,008)	$(59,363)	$(131,669)	$(173,614)
Net loss per share, basic and diluted	$(0.21)	$(0.65)	$(1.03)	$(2.14)
Weighted average common shares outstanding, basic and diluted	192,883,209	91,181,427	128,092,499	81,304,089

Condensed Consolidated Balance Sheet
(in thousands)

BALANCE SHEET DATA:	September 30, 2023	December 31, 2022
	(unaudited)
Cash, cash equivalents, and marketable securities	$328,888	$255,678
Working capital	299,174	212,650
Total assets	347,925	272,450
Total liabilities	243,308	260,373
Accumulated deficit	(1,163,892)	(1,032,223)
Total stockholders' equity	104,617	12,077

For Investors and Media:
Bryan Giraudo, Chief Operating Officer and Chief Financial Officer
Gossamer Bio Investor Relations
ir@gossamerbio.com